JT 1334½

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)



NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Cleveland BioLabs, Inc.

This Certifies That SPECIMEN *is the owner of*

_______________________________ *full paid and non-assessable*

SHARES OF THE COMMON STOCK OF $0.005 Par Value of Cleveland BioLabs, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

COMMON

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation, this_______ day of_______________ A.D._______.

_______________ SECRETARY

_______________ PRESIDENT